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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Alabama National BanCorporation of our report dated January 18, 2001, except for Note 21, as to which the date is January 31, 2001, relating to the consolidated financial statements, which appears in Alabama National BanCorporation's 2000 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

October 5, 2001